Exhibit 99.1
FOR IMMEDIATE RELEASE
Group 1 Automotive Schedules Release of Second Quarter 2023 Financial Results
HOUSTON, TX, July 11, 2023 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 205 dealerships located in the U.S. and U.K., today announced that it will release financial results for the second quarter ended June 30, 2023 on Wednesday, July 26, 2023, before the market opens. Daryl Kenningham, Group 1’s president and chief executive officer, and the Company’s senior management team will host a conference call to discuss the results later that morning at 9:00 a.m. ET.
The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic:    1-888-317-7529
International:    1-412-317-6061
Passcode:    5138259
A telephonic replay will be available following the call through August 2, 2023, by dialing:
Domestic:    1-877-344-7529
International:    1-412-317-0088
Replay Code:    4585195
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 205 automotive dealerships, 277 franchises, and 42 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.
SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223
cwoods@piercom.com
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